SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) is made and entered into as of the 1st day of October, 2010 by (i) SE ACQUISITIONS, LLC, a Kentucky limited liability company, with a mailing address of 1901 Eastpoint Pkwy., Louisville, Kentucky 40223 (the “Debtor”) in favor of (ii) COMMUNITY TRUST BANK, INC., a Kentucky banking corporation, with its office and place of business in Pikeville, Pike County, Kentucky (the “Bank”).

RECITALS:

A.           Pursuant to the terms of that certain Loan Agreement of even date herewith by and among the Debtor, Lightyear Network Solutions, Inc. (“LY”; LY and the Debtor are also referred to herein as the “Borrowers”) and the Bank (the “Loan Agreement”), the Bank has agreed to make a term loan to the Borrowers in the principal amount of $2,536,873.82 (the “Loan”).

B.           In order to induce the Bank to make the Loan as evidenced by the Loan Agreement, and without which inducement the Bank would be unwilling to make the Loan, the Debtor has agreed to pledge all of its current and future assets as security for the Loan.

IT IS AGREED BY THE PARTIES AS FOLLOWS:

1.           Definitions.  All terms defined in the Loan Agreement and not otherwise defined herein shall have the same meaning herein as in the Loan Agreement.

2.           Grant of Security Interest.  For value received, and to secure the indebtedness of the Debtor referred to in Section 3 hereof, the Debtor hereby pledges, sells, assigns, transfers and grants a security interest in the following described collateral to the Bank, to-wit (all of which is sometimes collectively, and each item of which is sometimes individually, hereinafter referred to as the “Collateral”):

(a)           All existing and future “Accounts” of the Debtor (as that term is defined in Article 9 of the Uniform Commercial Code as adopted by the Commonwealth of Kentucky (herein, the “Uniform Commercial Code” or “UCC”)), including, but not limited to all accounts receivable of the Debtor for goods sold or services rendered, and all royalties, rents, revenues, fees, and all other sums whatsoever owed to the Debtor, in each case regardless whether now existing, hereafter accruing or arising and whenever and wherever acquired, created or arising, and whether or not evidenced by a note, lease, or other instrument, as well as all other monies, sums and amounts whatsoever owed the Debtor by anyone and arising from whatever source (all of which are hereinafter collectively referred to as the “Accounts”); and

(b)           All existing and future “Inventory” of the Debtor (as that term is defined in the UCC), whether now existing, hereafter accruing or arising and whenever and wherever acquired; and

(c)           All existing and future “Equipment” of the Debtor (as that term is defined in the UCC), in each case, whether now existing, hereafter accruing or arising and whenever and wherever acquired; and

(d)           All of the Debtor’s General Intangibles, Documents and Instruments (as those terms are defined in Article 9 of the UCC), including, but not limited to all negotiable and non-negotiable bills of lading and warehouse receipts, customer service contracts, Chattel Paper, in each case regardless whether now existing or hereafter acquired or arising; and

(e)           All of the Debtor’s estate and interest in and to all Fixtures (as that term is defined in Article 9 of the Uniform Commercial Code) of every nature whatsoever now or hereafter constructed or located on, under, or about the real property described on Exhibit A attached hereto and made a part hereof, (the “Real Property”) including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, in each case regardless whether now owned or hereafter acquired (all of which are hereinafter collectively referred to as the “Fixtures”); and

(f)           All other assets and personal property of the Debtor, in each case, whether now existing, hereafter accruing or arising and whenever and wherever acquired and including, but not limited to, all permits and licenses for the operation of its business; and

(g)           The Proceeds, as that term is defined in Article 9 of the UCC, and products of the foregoing, which, for purposes of this Security Agreement, is deemed to include the following types of property acquired with cash proceeds: accounts, chattel paper, documents, equipment, farm products, fixtures, general intangibles, instruments, inventory, all as defined in the UCC, whether or not such proceeds result from the sale of inventory and, including, but not limited to, the proceeds payable under insurance policies covering any or all of the Collateral, and products of all the foregoing, and all substitutions or replacements therefor, and accessions or additions thereto.

There is included within the term Collateral all other property and all interests therein of any kind hereafter existing or acquired by the Debtor meeting or falling within the general description of the Collateral, whether by purchase, lease, merger, or otherwise.

THE DEFINITION OF COLLATERAL CONTAINED HEREIN IS TO BE GIVEN THE BROADEST MEANING UNDER APPLICABLE LAW, AND THE USE OF SPECIFIC LISTS TO IDENTIFY ANY OF THE COLLATERAL IS NOT INTENDED TO LIMIT THE SCOPE OF THE SECURITY INTEREST HEREBY GRANTED, IT BEING THE STATED INTENTION OF THE DEBTOR THAT THE BANK BE GRANTED A SECURITY INTEREST IN ALL ASSETS AND PERSONAL PROPERTY OF THE DEBTOR WHETHER NOW OWNED OR HEREAFTER ACQUIRED.

As required by the UCC, the Debtor hereby authorizes the Bank to file in the government offices, determined by the Bank to be the proper places of filing, the financing statement, which may also serve as a fixture filing, attached hereto as Exhibit B and incorporated herein by reference.

3.           Obligations Secured.  This Security Agreement is made as collateral security for the payment and/or performance of:

(a)           All obligations of the Borrowers under the Loan Agreement and all of the "Loan Documents", as that term is defined in the Loan Agreement;

(b)           That certain Term Note of even date herewith in the face principal amount of $2,536,873.82, with interest thereon as provided therein, made by the Borrowers, payable to the order of the Bank (the “Note”);

(c)           All other liabilities and obligations of whatever kind of the Borrowers or either of them to the Bank, whether created directly or acquired by the Bank by assignment or otherwise, whether now existing or hereafter created, arising or acquired, absolute or contingent, joint or several, due or to become due, and including but not limited to future advances by the Bank to the Debtor.

All of the obligations referred to in this Section 3 are sometimes hereinafter collectively referred to as the "Secured Obligations".  The Secured Obligations shall be secured by all of the Collateral in such priority as may be selected by the Bank, in its sole discretion from time to time.

4.           Representations and Warranties.  The Debtor represents and warrants to the Bank that:

(a)           The Debtor is the owner of the Collateral free from all liens, security interests and other encumbrances, except (i) the security interest granted hereby, (ii) the lien of ad valorem property taxes not yet due and payable and the other Permitted Liens as defined in the Loan Agreement.

(b)           The Debtor has the right to enter into this Security Agreement;

(c)           The principal office of the Debtor is at 1902 Eastpoint Pkwy, Louisville, Kentucky 40223, which is also the location where the Debtor maintains its accounting office and Debtor keeps its records concerning the Collateral; and

(d)           The offices and places of business as of the date hereof and during the five (5) years prior to the date hereof, are as set forth in Subsection (c) above.  The Debtor has used no trade names, assumed names, fictitious names or other names during the five (5) year period preceding the execution hereof.

5.           Covenants of Debtor.  The Debtor covenants and agrees with the Bank that the Debtor:

(a)           Shall defend the Collateral against the claims and demands of all persons;

(b)           Shall not permit any part of the Collateral or any of the records concerning the same to be removed from the location referred to in Sections 4(c) hereof or any other location at which any of same may hereafter be located in the ordinary course of the Debtor’s business, and shall not move or change any of its principal places of business or registered offices without notification to the Bank as provided in Section 5(c) below;

(c)           Shall advise the Bank in writing, at least thirty (30) days prior thereto, of any change in any of the Debtor’s principal place of business or registered office or the opening of any new principal place of business or any change in the Debtor’s name or the adoption by the Debtor of trade names, assumed names or fictitious names, and, in such event, the Debtor shall execute (if required) and deliver to the Bank (and the Debtor agrees that the Bank may execute and deliver the same as the Debtor’s irrevocable attorney-in-fact) new UCC-l Financing Statements describing the Collateral specified herein for recordation where necessary or appropriate, as determined in the Bank's discretion, to perfect and/or continue perfected the Bank's security interest in the Collateral based upon such new place of business or registered office and/or change in or adoption of name, and the Debtor shall pay all filing and recording fees and filing and recording taxes incurred in connection with the filing and/or recordation of such Financing Statements, and will immediately reimburse the Bank therefor if the Bank pays the same, with interest thereon at the Default Rate specified in the Note;

(d)           Shall not:  (i) permit any liens or security interests (other than the liens set forth in Section 4(a) hereof) to attach to any of the Collateral; (ii) permit any of the Collateral to be levied upon under any legal process; (iii) dispose of any of the Collateral without the prior written consent of the Bank; (iv) permit any of the Collateral to become an accession or improvement to other property in which the Bank does not hold a security interest; or (v) permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement;

(e)           Hereby irrevocably appoints the Bank as the Debtor’s attorney-in-fact to do all acts and things which the Bank may deem necessary or appropriate to perfect and continue perfected the security interest created by this Security Agreement and to protect the Collateral, including but not limited to the execution in the Debtor’s name, as their attorney-in-fact, of UCC-l and other Financing Statements covering the Collateral and the filing and recordation of same wherever the Bank deems appropriate, and the Debtor agrees to reimburse the Bank immediately for all filing and recording fees and taxes in connection therewith, with interest thereon at the Default Rate specified in the Note;

(f)            Shall pay and perform the Secured Obligations strictly in accordance with its respective terms;

(g)           Shall comply in all respects with each and every provision of the Loan Agreement;

(h)           Shall insure the fixtures, equipment and all other tangible Collateral for the benefit of the Bank (to whom loss shall be payable) in such amounts, not in excess of replacement value, in such companies, and against such risks and with such deductibles, co-insurance provisions and agreed and replacement value endorsements, as may be satisfactory to the Bank, in its sole discretion.  In connection with such insurance:

(i)           If the Debtor fails to obtain such insurance, the Bank shall have the right to obtain the same at the Debtor’s expense, and the Debtor shall immediately reimburse the Bank for the cost thereof with interest thereon at the Default Rate specified in the Note, which reimbursement shall be due on demand of the Bank, but such failure on the part of the Debtor shall nevertheless constitute a default hereunder even if the Bank obtains such insurance;

(ii)         The Debtor hereby assigns to the Bank all rights to receive all proceeds of such insurance, directs any insurer to pay all proceeds of such insurance directly to the Bank, without further authorization from the Debtor, and authorizes the Bank as the Debtor’s irrevocable attorney-in-fact, to (A) compromise, settle and/or receipt for, on behalf of the Debtor, any and all claims under all such insurance and (B) obtain such proceeds and endorse and negotiate any check and/or draft for such proceeds, in the Debtor’s name or otherwise, and apply the same to the replacement of the damaged Collateral, pursuant to procedures satisfactory to the Bank, unless the Debtor is in default hereunder, in which event the same may, at the option of the Bank, be applied to the Secured Obligations in such order as the Bank may elect in its discretion; and

(iii)        The Debtor shall deliver the original or a certificate of all such insurance policies to the Bank, with the Bank named as insured and loss-payee pursuant to a standard lender's endorsement (with full waiver of subrogation against any insureds or loss-payees), and which shall provide that:  (A) the same may not be cancelled or modified, even for non-payment of premiums, except after thirty (30) days prior written notice from the insurance company to, and actually received by, the Bank and (B) no act or default of the Debtor, the Bank, or any other person shall affect the right of the Bank to recover under such policies of insurance in case of loss or damage.  The Debtor shall deliver to the Bank proof of renewals of all such policies at least thirty (30) days in advance of the expiration of each such policy or due-date of the premiums therefor, as the case may be.

(i)           Shall keep the Fixtures, Equipment, and all other tangible Collateral in good condition and repair, shall at all times keep accurate and complete records with respect to the Collateral and shall permit the Bank or any of its agents or representatives to call at the Debtor’s place of business to inspect the Collateral and all books, records and other data of the Debtor at any time and from time to time; and

(j)           Shall comply with all applicable federal, state and local statutes, laws, rules and regulations in the use of the Collateral.

6.           Payment of Accounts.  The Bank shall have the absolute right at any time to notify any or all account debtors and other persons obligated on any or all of the Debtor's Accounts to make payments thereof directly to the Bank, at such address as is specified in any such notice(s), and to take control of all proceeds of any or all such Accounts, which rights the Bank may exercise at any time and from time to time, whether or not the Debtor is then in default hereunder or under the Loan Agreement, or the Debtor was theretofore making collections thereon.  The Bank shall apply such collections to the Secured Obligations in such order and manner as the Bank may elect from time to time in its sole discretion.  All payments received by the Bank shall be deposited for the account of the Debtor in an account to be established by the Bank for the Debtor (the "Lockbox Account").

(a)           The Bank is authorized, as the agent of the Debtor but at the Bank’s sole option, to collect and enforce the Accounts.  The costs of such collection and enforcement, including attorneys' fees and out-of-pocket expenses, shall be borne solely by the Debtor, whether such costs are incurred by the Bank or the Debtor.

(b)           To facilitate direct collection and enforcement of such Accounts, the Debtor hereby grants to the Bank the right and authorize the Bank to take over Debtor's Post Office Boxes and to make other arrangements suitable to the Bank so that it may receive Debtor's mail, and the Debtor grants the Bank the right to open all such mail as Debtor's irrevocable attorney-in-fact.

(c)           Following demand by the Bank, the Debtor shall immediately, upon receipt of all checks, drafts, cash and other remittances in payment or on account of Debtor's Accounts and otherwise for the sale or lease of Inventory, deposit the same in a special bank account maintained with Bank, over which the Bank alone, to the exclusion of the Debtor, shall have the power of withdrawal, and the Debtor authorizes the Bank to so deposit said funds received into the Lockbox Account.  The funds in the Lockbox Account shall be held by the Bank as security for the Secured Obligations and the Debtor hereby pledges and grants a security interest to the Bank in all sums now or hereafter deposited in the Lockbox Account.  Said proceeds paid on the Debtor's Accounts and otherwise from the sale or lease of the Inventory shall be deposited in precisely the form received, except for the endorsement of the Debtor where necessary to permit collection of items, which endorsement the Debtor agrees to make and which the Bank is also hereby authorized by Debtor to make in Debtor's name and on Debtor's behalf as its irrevocable attorneys-in-fact.  Pending such deposit, the Debtor agrees that it will not commingle any such checks, drafts, cash and other remittances with any of the Debtor's other funds or property, but will hold them separate and apart therefrom in express trust for the Bank until deposit thereof is made in the Lockbox Account.

(d)           The Bank shall, at its sole option from time to time, apply the whole or any part of the funds collected by the Bank pursuant to this Section 6 in payment of or on the Debtor's Accounts and/or otherwise from the sale or lease of the Inventory, against the principal of and/or interest on the Secured Obligations, the order and method of such application being in the sole discretion of the Bank.  Any portion of said funds which the Bank elects not to apply as provided in the preceding sentence may be retained by the Bank to secure the Secured Obligations.

(e)           The Debtor shall execute promptly and deliver to the Bank all instruments necessary or appropriate, as determined in the Bank's discretion, to further the Bank's exercise of the rights and powers granted it in this Section 6.

(f)           The Debtor hereby constitutes the Bank as the Debtor's irrevocable attorney-in-fact to sign and endorse, in the name of the Debtor, all checks, drafts and other instruments in payment of Accounts and otherwise from the sale or lease of the Inventory, to give notices and receipts in Debtor's name, to compromise, settle, adjust and discount the Accounts and to perform such other acts in connection with the Accounts as the Bank in its discretion may determine, all at the costs of the Debtor.

(g)           The Bank shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission, or delay of any kind occurring in the settlement, collection, or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom.

7.           Instruments Evidencing Accounts.  If any of the Debtor's Accounts shall be evidenced by promissory notes, trade acceptances, chattel paper, documents or other instruments for the payment of money, the Debtor will, upon request by the Bank, deliver the same to the Bank, immediately following their creation, appropriately endorsed to the order of the Bank, and the Debtor also hereby authorizes the Bank, to endorse the same on the Debtor’s behalf as the Debtor’s irrevocable attorney-in-fact and, regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

8.           Events of Default.  Each of the following shall be deemed an “Event of Default” hereunder:

(a)           If any “Event of Default” occurs under the Loan Agreement or the Note, or if the Debtor or LY fails to comply fully with all the terms, provisions, and covenants of the Loan Agreement, the Note, or any of the other Loan Documents; or

(b)           If any representation or warranty made in this Security Agreement shall prove to be untrue or misleading, or if the Debtor fails to observe or comply with any agreement, condition, covenant or other provision of this Security Agreement.

9.           Remedies Upon Default.  Upon the occurrence of any Event of Default referred to in Section 8 above, the Bank may declare the Note and all other Secured Obligations to be accelerated and immediately due and payable in full without demand or notice of any kind, in such order as the Bank shall determine in its sole discretion.  In addition, the Bank shall have all rights and remedies in and against the Collateral and otherwise of a secured party under the Uniform Commercial Code of Kentucky and all other applicable laws and shall also have all the rights provided herein, in the Loan Agreement, and in all Loan Documents, all of which rights and remedies shall be cumulative to the fullest extent permitted by law.  In connection with the foregoing:

(a)           The Bank shall have the right to sell the Collateral at public and/or private sale, from time to time, as determined in its discretion;

(b)           The Bank may require the Debtor, at the Debtor’s expense, to assemble any of the Collateral and make it available to the Bank at a place reasonably convenient to the Bank and the Debtor, as is designated by the Bank in its sole discretion, and the Bank may immobilize and/or put out of operating order any of the Collateral, with or without proceeding to sell the Collateral or any part thereof;

(c)           The Bank shall have the right (and the Debtor hereby authorizes the Bank) to enter any premises where any part of the Collateral may be located, to assemble and prepare said Collateral for sale, to conduct an auction sale on the premises and/or to remove said Collateral from the premises, without being deemed guilty of trespass, and all expenses incurred by the Bank in exercising its rights under this paragraph shall be chargeable to and borne by the Debtor;

(d)           The requirement of reasonable notice of time and place of disposition of Collateral by the Bank shall be conclusively met if such notice is mailed, postage prepaid, to the Debtor at the address specified in the Loan Agreement, at least ten (10) days before the time of the sale or disposition;

(e)           The Bank may bid upon and purchase any or all of the Collateral at any sale thereof, free from all rights of redemption of the Debtor;

(f)           The Bank may dispose of all or any part of the Collateral at one or more times and from time to time and in one or more lots or parcels, and upon such terms and conditions, including a credit sale, as it determines in its sole discretion, and the Bank shall apply the net proceeds of any such disposition of the Collateral or any part thereof first to the Bank's costs incurred in connection therewith, or incidental to the holding, preparing for sale, in whole or part, of the Collateral, including but not limited to the Bank's attorneys', accountants' and appraisers' fees, and then in such order as the Bank may elect, at its sole option, to the Secured Obligations, and any remaining proceeds shall be paid to the Debtor or such other party as may lawfully be entitled thereto;

(g)           The Debtor shall remain liable for any deficiency in the Secured Obligations that remains due, and to the extent permitted by law the Debtor waives all rights of redemption in or with respect to the Collateral;

(h)           The Debtor shall pay, as part of the indebtedness and obligations hereby secured, all amounts, including but not limited to the Bank's attorneys', accountants' and appraisers' fees, as permitted by applicable law, with interest thereon at the highest rate provided in the Note, that are paid or incurred by the Bank (i) for taxes and levies on the Collateral, or any part thereof, and (ii) in taking possession of, disposing of, repairing, improving or preserving the Collateral.

10.         Future Advances.  This Security Agreement secures all future advances or loans that may be made at any time by the Bank to the Debtor, including but not limited to all future advances under the Note.

11.         Governing Law.  The laws of the Commonwealth of Kentucky shall govern the construction of this Security Agreement and the rights, remedies and duties of the parties hereto.

12.         Binding Agreement and Benefits.  This Security Agreement shall bind the Debtor and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns.

13.         Time of Essence.  Time shall be of the essence in the performance of all of the Debtor’s obligations and agreements under this Security Agreement.

14.         Severability.  In the event that any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Security Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15.         Bank As Attorney-In-Fact.  All acts of Bank as attorney-in-fact pursuant to this Security Agreement are hereby ratified and approved by the Debtor, and said attorney-in-fact shall not be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, except to the extent of the Bank’s gross negligence.  The appointment of Bank as attorney-in-fact is irrevocable while any of the Secured Obligations remain outstanding and unpaid.

16.         Bank Not Debtor’s Agent.  Nothing herein contained shall be construed to constitute the Bank as agent of the Debtor for any purpose whatsoever, and the Bank shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.

17.         Merger.  This Security Agreement constitutes the entire agreement of the parties, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

18.         Counterparts.  This Security Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

19.         Waiver.  The failure of the Bank to insist upon strict performance of any of the terms, covenants, or conditions hereof shall not be deemed a waiver of any of its rights or remedies and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants, or conditions.

20.         Captions and Section Numbers.  The captions and section numbers in this Security Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or in any way affect this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the day, month and year first above written.

SE ACQUISITIONS, LLC

By:	/s/ Stephen Lochmueller
Stephen Lochmueller
President

(“Debtor”)

EXHIBIT A

(Description of Property)

EXHIBIT A

Beginning at a point at the southeast edge of the curb on Second Street; thence with the center of a private 10 foot alley between this property and the property of Fayette Smith and Gladys Smith, S 51 15 E. 7.01 feet to the line of Second Street; thence same course 281.10 feet to the low water mark of Big Sandy River leaving the center of the alley at plus 150 feet and striking an iron pipe at plus 248 feet; thence down the river N 33 00 E. 69.4 feet, more or less, to a point near the low water line; thence N 55 00 W 50 feet to a 2 inch iron pipe; thence same Course 56 feet to an iron pipe; thence same course 53 feet to an iron pipe near the top of the river bank; thence N 47 10 W 22.5 feet to the north edge of a 2 inch steel corner fence post; thence with the fence N 55 W 97.7 feet to an iron pipe in an extended line of Second Street; thence Same Course 7 feet to a point in line with an extension of the curb of Second Street; thence S 35 00 W 53.59 feet to the beginning.

There is excepted from the above description and not conveyed herein, that tract previously conveyed by Forrest B. Beeler, II, et al, to Southeast Telephone by deed dated January 26, 2004, recorded in Deed Book 844, Page 485, Pike County Clerk’s Office.

Being the same property conveyed to SouthEast Telephone, Inc. by Deed from Darrell Lance Maynard and Brenda Maynard dated October 18, 2004, recorded in Deed Book 858, Page 594, Pike County Clerk’s Office.

EXHIBIT A

SURVEY DESCRIPTION

A CERTAIN TRACT OF LAND LOCATED IN THE CITY OF PIKEVILLE, PIKE COUNTY, KENTUCKY AND FRONTING ON SECOND STREET AND TRIVETTE DRIVE.

UNLESS STATED OTHERWISE ANY MONUMENT REFERRED TO HEREIN AS T/T-BAR IS A STEEL T-BAR HAVING THREE RADIAL ARMS OF ONE HALF INCH AND IS 18” INCHES IN LENGTH. WITH A METAL CAP STAMPED SUMMIT ENGINEERING, L.S. #2661. ALL BEARINGS SHOWN HEREON ARE BASED ON THE BASELINE LEFT AND RIGHT THAT WERE ESTABLISHED BY THE KENTUCKY DEPARTMENT OF HIGHWAYS FOR THE CITY OF PIKEVILLE, MODEL CITY PROJECT.

BEING AT A T/T-BAR SET ON THE RIGHT OF WAY FOR TRIVETTE DRIVE AND TAT THE CORNER OF SOUTH EAST TELEPHONE (D.B. 742 P. 19).

THENCE, WITH SOUTH EAST TELEPHONE N 55º36’26” W 39.82’ FEET TO A SET T/T-BAR;

THENCE N 55º36’26” W 68.00’ FEET TO A FOUND RE-BAR WITH CAP STAMPED LANCO, AT THE CORNER OF YVONNE LYNN LEVY (D.B. 829 P. 711), AND FOREST B. BEELER (D.B. 383 P. 42);

THENCE, CROSSING THE BEELER PROPERTY N 6º56’37” E 68.38’ FEET TO A T/T-BAR

SET ON THE PROPERTY LINE OF ADAMS REAL ESTATE LIMITED PARTNERSHIP (D.B. 747 P. 475);

THENCE, WITH ADAMS REAL ESTATE S 59º24’21” E 84.10’ FEET TO A T/T-BAR SET ON TRIVETTE DRIVE RIGHT OF WAY;

THENCE, WITH TRIVETTE DRIVE RIGHT OF WAY S 12º10’20” E 29.91’ FEET TO A FOUND T/T-BAR;

THENCE, S 02º00’48” E 56.77’ FEET TO THE POINT OF BEGINNING AND CONTAINING 6,335 SQUARE FEET OR 0.15 ACRES MORE OR LESS ACCORDING TO A SURVEY BY PERSONNEL UNDER THE DIRECT SUPERVISION OF SEVEN E. HAYWOOD, PLS WITH SUMMIT ENGINEERING, INC. ON OR ABOUT DECEMBER 31, 2003 AND BEING A PORTION OF THE SAME PROPERTY CONVEYED TO FORREST B. BEELER BY JOSEPHINE HATFIELD BY DEED DATED DECEMBER 11, 1956 WHICH IS OF RECORD IN DEED BOOK 383 PAGE 4 OF THE RECORDS OF THE PIKE COUNTY COURT CLERK’S OFFICE.

Being the same property conveyed from Forrest B. Beeler, II,  Linda S. Beeler, Beverly Sanders, John B. Sanders, Janice B. Ford and Bobby L. Ford to SouthEast Telephone, Inc. by Deed dated January 26, 2004 recorded in Deed Book 844, Page 485, Pike County Clerk’s Office.

EXHIBIT B

(Financing Statement Form)